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                             FORM 8-A


                SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C.  20549


        For Registration of Certain Classes of Securities
             Pursuant to Section 12(b) or (g) of the
                 Securities Exchange Act of 1934


                       GENETIC VECTORS, INC.
              -------------------------------------
              (Exact Name of Registrant as Specified
                         in its Charter)


           Florida                                    65-0324710
          ---------                                ---------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)



                     2000 South Dixie Highway
                            Suite 100
                      Miami, Florida  33133


      (Address of Registrant's principal executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be          Name of Each Exchange on Which
so Registered                      Each Class is to be Registered
-------------------------          ------------------------------


Common Stock, $.001 per share      Boston Stock Exchange


      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

      If this Form relates to the registration of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                              NONE
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ITEM  1.       Description of Registrant's Securities to be Registered
               -------------------------------------------------------

            The information set forth under the caption, "Description of Securities," on pages 35 and 36 of the Registrant's Preliminary Prospectus that forms a part of Amendment No. 1 to the Registration Statement on Form SB-2 as filed by the Registrant with the Securities and Exchange Commission (Registration Number 333-5530-A) on October 25, 1996, is incorporated herein by reference.


ITEM 2.        Exhibits.
	       --------

            The following exhibits are filed as part of this Registration Statement with the copy thereof being filed with the Boston Stock Exchange and the NASDAQ Small Cap Market:

          Exhibit                  Description
          -------                  -----------

             1.1 Amendment No. 1 filed with the Securities and Exchange Commission on October 25, 1996, to Registrant's Registration Statement on Form SB-2 (No. 333-5530-A)

            3.1               Articles of Incorporation of Genetic Vectors,
			      Inc., as amended

            3.2               Bylaws of Genetic Vectors, Inc.

           *4.1               Specimen of Certificate of Common  Stock, Par
			      Value $.001


*To be provided

                            SIGNATURE
                            ---------

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




				GENETIC VECTORS, INC.


November  15,  1996            	By: /s/Mead M. McCabe, Jr., President
                                    -------------------------------
				    Mead M. McCabe, Jr., President


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